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Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
MTR Gaming Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (No. 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839) and the Registration Statements on Forms S-8 (Nos. 333-62191, 33-64733, 333-51796, and 333-76270) of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of MTR Gaming, Inc., for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania March 25, 2003

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Consent of Independent Auditors